UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 22, 2008
LaCROSSE FOOTWEAR, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	0-23800	39-1446816
(State or other jurisdiction of	(Commission file	(IRS employer identification
incorporation)	number)	number)
17634 NE Airport Way, Portland, Oregon 97230
(Address of principal executive offices, including zip code)
(503) 262-0110
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act 17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
EX-10.1

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
2009 Incentive Compensation Program
On December 22, 2008, the Compensation Committee of the Board of Directors of LaCrosse Footwear, Inc. (the “Company”) approved the Company’s 2009 incentive compensation program (the “Incentive Program”). Executive officers and other non-union employees who meet certain conditions will be eligible to participate in the Incentive Program. The Incentive Program provides for payment of incentive compensation equal to a percentage of the employee’s pro-rated base salary and overtime earnings for exempt employees. If Company annual financial goals are met, the employee will receive 100% of target incentive compensation. The percentage of earnings that is paid as incentive compensation increases in the event the Company achieves greater than 100% of its annual financial goals and is conversely lower in the event that the Company achieves less than 100% of such annual goals. The Incentive Program is based on minimum threshold levels for net sales growth and operating profit. In addition, if the operating profit minimum threshold is not met, there can be no incentive payment. The Incentive Program description as distributed to the Company’s non-union employees is included as Exhibit 10.1 to this Current Report and is incorporated herein by reference. The foregoing description of the Incentive Program does not purport to be complete and is qualified in its entirety by reference to such exhibit.
2009 Compensation of Executive Officers
On December 22, 2008, the Compensation Committee of the Company’s Board of Directors approved the 2009 salary, incentive compensation and equity compensation for the Company’s named executive officers.
The annual base salary of Joseph P. Schneider, the Company’s President and Chief Executive Officer, will remain unchanged from 2008 at $440,000. Mr. Schneider will be eligible to receive additional compensation under the Incentive Program described in the first paragraph of this Current Report. If 100% of the Incentive Program goals are achieved, Mr. Schneider will be eligible to receive incentive compensation equal to 100% of his 2009 annual base salary. Effective January 2, 2009, Mr. Schneider will be awarded a stock option for 20,250 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on January 2, 2009.
The annual base salary of David P. Carlson, the Company’s Executive Vice President and Chief Financial Officer, will remain unchanged from 2008 at $308,000. Mr. Carlson will be eligible to receive additional compensation under the Incentive Program described in the first paragraph of this Current Report. If 100% of the Incentive Program goals are achieved, Mr. Carlson will be eligible to receive incentive compensation equal to 70% of his 2009 annual base salary. Effective January 2, 2009, Mr. Carlson will be awarded a stock option for 15,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on January 2, 2009.
The annual base salary of Robert G. Rinehart, Jr., the Company’s Vice President of Product Development, will remain unchanged from 2008 at $200,000. Mr. Rinehart will be eligible to receive additional compensation under the Incentive Program described in the first paragraph of this Current Report. If 100% of the Incentive Program goals are achieved, Mr. Rinehart will be eligible to receive incentive compensation equal to 40% of his 2009 annual base salary. Effective January 2, 2009, Mr. Rinehart will be awarded a stock option for 3,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on January 2, 2009.

The annual base salary of C. Kirk Layton, the Company’s Vice President of Finance & Corporate Controller, will remain unchanged from 2008 at $175,000. Mr. Layton will be eligible to receive additional compensation under the Incentive Program described in the first paragraph of this Current Report. If 100% of the Incentive Program goals are achieved, Mr. Layton will be eligible to receive incentive compensation equal to 35% of his 2009 annual base salary. Effective January 2, 2009, Mr. Layton will be awarded a stock option for 3,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on January 2, 2009.
The annual base salary of J. Gary Rebello, the Company’s Vice President of Human Resources, will remain unchanged from 2008 at $168,000. Mr. Rebello will be eligible to receive additional compensation under the Incentive Program described in the first paragraph of this Current Report. If 100% of the Incentive Program goals are achieved, Mr. Rebello will be eligible to receive incentive compensation equal to 35% of his 2009 annual base salary. Effective January 2, 2009, Mr. Rebello will be awarded a stock option for 2,500 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on January 2, 2009.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits

Exhibit
No.	Description
10.1	LaCrosse Footwear, Inc. 2009 Annual Incentive Compensation Plan Document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

LaCROSSE FOOTWEAR, INC.

Dated: December 23, 2008	By:	/s/ David P. Carlson
David P. Carlson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	LaCrosse Footwear, Inc. 2009 Annual Incentive Compensation Plan Document

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